Nestor, Inc
42 Oriental Street
Providence, RI 02908

21 April 2006

Nestor, Inc.
42 Oriental Street
Providence, Rhode Island 02908

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel to Nestor, Inc., a Delaware corporation (the “Company”) and have acted as counsel in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 1,912,924 shares of Common Stock, $.01 par value per share (the “Shares”), of Nestor, Inc., a Delaware corporation (the “Company”), which Shares may be sold by certain stockholders of the Company (the “Selling Stockholder”).

1,441,585 of the Shares (the “Issued Shares”) were issued by the Company to the Selling Stockholders in private placements and 471,339 are to be issued by the Company to the Selling Stockholders upon the exercise of purchase warrants (the “Warrants”) issued by the Company to the Selling Stockholders.

I am acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. I have examined signed copies of the Registration Statement as filed with the Commission. I have also examined and relied upon the Warrants, minutes of meetings of the stockholders and the Board of Directors of the Company, stock record books of the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

I assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Rhode Island, the General Corporation Law of the State of Delaware, including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the federal laws of the United States of America.

Based upon and subject to the foregoing, I am of the opinion that (i) the Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Warrant Share have been duly and validly authorized for issuance and, when the Warrant Shares are issued upon the exercise of the Warrant in accordance with the terms of the Warrant, such Warrant Shares will be validly issued, fully paid and nonassessable.

Nestor, Inc.                                                                                                                                            -2-                                                                                                                                        21 April 2006

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Benjamin M. Alexander
Benjamin M. Alexander